TOYS“R”US, INC. REPORTS FINANCIAL RESULTS FOR SECOND QUARTER 2014

•	Adjusted EBITDA was $81 million for the quarter, an increase of 9.5% compared to the prior year period

•	Total net sales for the quarter increased by $63 million or 2.7%, driven by comparable store net sales growth of 1.5% domestically and 2.5% internationally

WAYNE, NJ (August 29, 2014) - Toys“R”Us, Inc. today reported financial results for the second quarter ended August 2, 2014.
Antonio Urcelay, Chairman of the Board of Directors and Chief Executive Officer, Toys“R”Us, Inc., said, “We are pleased with the improvement in our Adjusted EBITDA for the quarter as we continue to take the prudent and necessary steps to strengthen the foundation of our business. For the second consecutive quarter, we have delivered positive comparable store net sales results in both our U.S. and International segments. We believe our International business as a whole has begun to rebound after several years of market weakness, with net sales increases in Japan and the United Kingdom among others. Our business in China and Southeast Asia remains strong, and we continue our expansion in this region of the world.”
Mr. Urcelay continued, “During the second quarter, we completed the inventory clearance effort in our U.S. stores which began at the start of the fiscal year. While this resulted in a decline in margin rate in the interim, we believe it has significantly improved the overall health of our inventory and has us well-positioned for the influx of hot new products as we approach the holiday selling season. The actions we have taken during the first half of the year in implementing our “TRU Transformation” strategy, including strengthening our in-stock position, optimizing our inventory, implementing a clearer pricing strategy and simplifying promotions, should result in a much-improved shopping experience for our customers in the important months ahead.”
Second Quarter Highlights

•
Consolidated net sales were $2.4 billion, an increase of 2.7% versus the prior year period. Excluding the impact of foreign currency translation which increased net sales by $7 million, the Company experienced an improvement in net sales of $56 million or 2.4%. The growth was primarily a result of an increase in comparable store net sales in both the Domestic and International segments and new stores in the International segment.

•
Domestic comparable store net sales were up 1.5% primarily driven by increases in the core toy, learning and entertainment (which includes electronics, video game hardware and software) categories. International comparable store net sales were up 2.5% primarily due to increases in the core toy, learning and seasonal categories.

•
Gross margin dollars were $916 million, compared to $920 million for the prior year period, a decrease of $4 million. Foreign currency translation increased gross margin dollars by $4 million. Gross margin, as a percentage of net sales, was 37.5%, a decrease of 1.2 percentage points versus the prior year period. The reduction was primarily attributable to Domestic margin rate decline resulting from an incremental $19 million loss on previously identified clearance inventory. The International segment had an increase in gross margin dollars of $21 million while gross margin, as a percentage of net sales, decreased by 0.2 percentage points versus the prior year period.

•
Selling general and administrative expenses (“SG&A”) were $878 million, compared to $890 million in the prior year, a decrease of $12 million. Foreign currency translation increased SG&A by $4 million. Excluding the impact of foreign currency translation, the reduction in SG&A was primarily due to a $20 million decrease in legal expenses related to a prior year adverse litigation judgment and $7 million in favorable insurance claim settlements in the current year related to property losses, partially offset by a $6 million increase in occupancy costs, predominantly as a result of an increase in new stores in the International segment and an increase in common area maintenance expenses.

•	Adjusted EBITDA[1] was $81 million, compared to $74 million in the prior year, an increase of $7 million or 9.5%.

•
Operating loss was $42 million, compared to an operating loss of $46 million in the prior year. Domestic segment operating earnings were $25 million lower primarily due to the inventory clearance efforts, while the International segment operating performance improved by $14 million primarily due to higher gross margin dollars, partially offset by an increase in SG&A. Corporate expenses were $15 million lower resulting from the reduction in legal expenses mentioned above.

•
Net loss was $148 million, compared to a net loss of $113 million in the prior year primarily due to a net increase in income taxes of $52 million as the Company concluded in the third quarter of fiscal 2013 that it is more likely than not that a benefit for losses in the U.S. and certain foreign jurisdictions will not be realized in the foreseeable future. This was partially offset by reductions in interest expense of $14 million.

Liquidity and Capital Spending
The Company ended the second quarter with $1.2 billion of liquidity, which included cash and cash equivalents of $353 million and unused availability under committed lines of credit of $823 million.
Through the end of the second quarter of fiscal 2014, the Company invested $86 million primarily for improvements to information technology and logistics systems and capabilities, store-related projects and opening of new stores, compared to $110 million in the prior year.
Further information regarding the Company’s financial performance in the second quarter of fiscal 2014 will be presented in its quarterly report on Form 10-Q, which the Company plans to file with the Securities and Exchange Commission on or about September 10, 2014.
1 A detailed description and reconciliation of EBITDA and Adjusted EBITDA, and management’s reasons for using these measures, are set forth at the end of this press release.
About Toys“R”Us, Inc.
Toys“R”Us, Inc. is the world’s leading dedicated toy and juvenile products retailer, offering a differentiated shopping experience through its family of brands. Merchandise is sold in 877 Toys“R”Us and Babies“R”Us stores in the United States and Puerto Rico, and in more than 710 international stores and over 190 licensed stores in 35 foreign countries and jurisdictions. In addition, it exclusively operates the legendary FAO Schwarz brand and sells extraordinary toys in the brand’s flagship store on Fifth Avenue in New York City. With its strong portfolio of e-commerce sites including Toysrus.com, Babiesrus.com, eToys.com and FAO.com, it provides shoppers with a broad online selection of distinctive toy and baby products. Headquartered in Wayne, NJ, Toys“R”Us, Inc. employs approximately 70,000 associates annually worldwide. The Company is committed to serving its communities as a caring and reputable neighbor through programs dedicated to keeping kids safe and helping them in times of need. Additional information about Toys“R”Us, Inc. can be found on Toysrusinc.com.
Forward-Looking Statements
All statements that are not historical facts in this press release, including statements about our beliefs or expectations, are forward-looking statements. These statements are subject to risks, uncertainties and other factors, including, among others, the seasonality of our business, competition in the retail industry, changes in our product distribution mix and distribution channels, general economic factors in the United States and other countries in which we conduct our business, consumer spending patterns, our ability to implement our strategy including implementing initiatives for season, the availability of adequate financing, access to trade credit, changes in consumer preferences, changes in employment legislation, our dependence on key vendors for our merchandise, political and other developments associated with our international operations, costs of goods that we sell, labor costs, transportation costs, domestic and international events affecting the delivery of toys and other products to our stores, product safety issues including product recalls, the existence of adverse litigation, changes in laws that impact our business, our substantial level of indebtedness and related debt-service obligations, restrictions imposed by covenants in our debt agreements and other risks, uncertainties and factors set forth in our reports and documents filed with the Securities and Exchange Commission (which reports and documents should be read in conjunction with this press release). In addition, we typically earn a disproportionate part of our annual operating earnings in the fourth quarter as a result of seasonal buying patterns and these buying patterns are difficult to forecast with certainty. We believe that all forward-looking statements are based on reasonable assumptions when made; however, we caution that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes and that, accordingly, one should not place undue reliance on these statements. Forward-looking statements speak only as of the date they were made, and we undertake no obligation to update these statements in light of subsequent events or developments unless required by the Securities and Exchange Commission’s rules and regulations. Actual results and outcomes may differ materially from anticipated results or outcomes discussed in any forward-looking statement.
# # #
For more information please contact:
Lenders and Note Investors:
John D’Ambrosio, Manager, Corporate Treasury at 973-617-5913 or John.D’Ambrosio@toysrus.com
Media:
Kathleen Waugh, Vice President, Corporate Communications at 973-617-5888, 646-366-8823 or waughk@toysrus.com

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	13 Weeks Ended		26 Weeks Ended
(In millions)	August 2, 2014	August 3, 2013	August 2, 2014	August 3, 2013
Net sales	$2,440	$2,377	$4,919	$4,785
Cost of sales	1,524	1,457	3,085	2,965
Gross margin	916	920	1,834	1,820
Selling, general and administrative expenses	878	890	1,795	1,776
Depreciation and amortization	95	95	199	195
Other income, net	(15)	(19)	(27)	(32)
Total operating expenses	958	966	1,967	1,939
Operating loss	(42)	(46)	(133)	(119)
Interest expense	(102)	(116)	(210)	(230)
Interest income	1	1	2	4
Loss before income taxes	(143)	(161)	(341)	(345)
Income tax expense (benefit)	4	(48)	2	(121)
Net loss	(147)	(113)	(343)	(224)
Less: Net earnings attributable to noncontrolling interest	1	—	1	—
Net loss attributable to Toys“R”Us, Inc.	$(148)	$(113)	$(344)	$(224)

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In millions)	August 2, 2014	February 1, 2014	August 3, 2013
ASSETS
Current Assets:
Cash and cash equivalents	$353	$644	$464
Accounts and other receivables	245	249	341
Merchandise inventories	2,344	2,171	2,353
Current deferred tax assets	22	31	102
Prepaid expenses and other current assets	164	125	163
Total current assets	3,128	3,220	3,423
Property and equipment, net	3,514	3,638	3,740
Goodwill	64	64	443
Deferred tax assets	153	152	233
Restricted cash	55	53	44
Other assets	416	422	430
Total Assets	$7,330	$7,549	$8,313

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current Liabilities:
Accounts payable	$1,228	$1,488	$1,235
Accrued expenses and other current liabilities	903	920	811
Income taxes payable	24	19	29
Current portion of long-term debt	165	89	149
Total current liabilities	2,320	2,516	2,224
Long-term debt	5,247	4,918	5,133
Deferred tax liabilities	88	96	123
Deferred rent liabilities	359	362	356
Other non-current liabilities	229	235	226
Temporary equity	83	78	72
Total stockholders’ (deficit) equity	(996)	(656)	179
Total Liabilities, Temporary Equity and Stockholders’ (Deficit) Equity	$7,330	$7,549	$8,313

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	26 Weeks Ended
(In millions)	August 2, 2014	August 3, 2013
Cash Flows from Operating Activities:
Net loss	$(343)	$(224)
Adjustments to reconcile Net loss to Net cash used in operating activities:
Depreciation and amortization	199	195
Amortization and write-off of debt issuance costs and debt discount	23	24
Deferred income taxes	4	(11)
Other	10	1
Changes in operating assets and liabilities:
Accounts and other receivables	27	41
Merchandise inventories	(166)	(163)
Prepaid expenses and other operating assets	(22)	(20)
Accounts payable, Accrued expenses and other liabilities	(304)	(199)
Income taxes payable and receivable	(25)	(157)
Net cash used in operating activities	(597)	(513)
Cash Flows from Investing Activities:
Capital expenditures	(86)	(110)
Proceeds from sales of fixed assets	9	23
Increase in restricted cash	(1)	(28)
Proceeds from redemption of debt securities	—	52
Purchases of debt securities	—	(20)
Net cash used in investing activities	(78)	(83)
Cash Flows from Financing Activities:
Long-term debt borrowings	735	1,237
Long-term debt repayments	(341)	(1,252)
Capitalized debt issuance costs	(13)	(26)
Short-term debt borrowings, net	—	3
Repurchase of common stock	—	(7)
Net cash provided by (used in) financing activities	381	(45)
Effect of exchange rate changes on Cash and cash equivalents	3	(13)
Cash and cash equivalents:
Net decrease during period	(291)	(654)
Cash and cash equivalents at beginning of period	644	1,118
Cash and cash equivalents at end of period	$353	$464

OPERATING METRICS
(Unaudited)

	13 Weeks Ended		26 Weeks Ended
	August 2, 2014	August 3, 2013	August 2, 2014	August 3, 2013
Domestic Segment:
Operating Data
Gross margin as a percentage of net sales	34.7%	36.6%	35.2%	36.5%
Comparable store net sales (1)	1.5%	(4.1)%	2.7%	(6.2)%
Net Sales by Product Category
Baby	47.6%	48.6%	48.8%	49.9%
Core Toy	13.2%	11.9%	12.6%	11.8%
Entertainment	6.3%	5.7%	7.1%	6.5%
Learning	17.6%	16.8%	17.5%	16.6%
Seasonal	15.0%	15.3%	13.7%	14.1%
Other (2)	0.3%	1.7%	0.3%	1.1%
Total	100%	100%	100%	100%

International Segment:
Operating Data
Gross margin as a percentage of net sales	41.8%	42.0%	40.6%	40.5%
Comparable store net sales	2.5%	(3.8)%	1.7%	(4.8)%
Net Sales by Product Category
Baby	25.0%	26.4%	26.0%	26.6%
Core Toy	19.7%	19.0%	19.6%	19.2%
Entertainment	7.1%	7.1%	7.3%	8.1%
Learning	25.8%	25.1%	26.1%	25.7%
Seasonal	21.5%	21.5%	20.1%	19.5%
Other (3)	0.9%	0.9%	0.9%	0.9%
Total	100%	100%	100%	100%

(1)
Prior year excludes the effect of an out of period adjustment. Previously reported comparable store net sales were (3.5)% and (6.0)% for the thirteen and twenty-six weeks ended August 3, 2013, respectively.

(2)	Consists primarily of non-product related revenues.

(3)	Consists primarily of licensing fees from unaffiliated third parties and other non-product related revenues.

NON-GAAP DISCLOSURE OF EBITDA AND ADJUSTED EBITDA
We believe Adjusted EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. Investors of the Company regularly request Adjusted EBITDA as a supplemental analytical measure to, and in conjunction with, the Company’s GAAP financial data. We understand that investors use Adjusted EBITDA, among other things, to assess our period-to-period operating performance and to gain insight into the manner in which management analyzes operating performance.
In addition, we believe that Adjusted EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry because the calculation of EBITDA and Adjusted EBITDA generally eliminates the effects of financing and income taxes and the accounting effects of capital spending and acquisitions, which items may vary for different companies for reasons unrelated to overall operating performance. We use the non-GAAP financial measures for planning and forecasting and measuring results against the forecast and in certain cases we use similar measures for bonus targets for certain of our employees. Using several measures to evaluate the business allows us and investors to assess our relative performance against our competitors.
Although we believe that Adjusted EBITDA can make an evaluation of our operating performance more consistent because it removes items that do not reflect our core operations, other companies, even in the same industry, may define Adjusted EBITDA differently than we do. As a result, it may be difficult to use Adjusted EBITDA or similarly named non-GAAP measures that other companies may use to compare the performance of those companies to our performance. The Company does not, and investors should not, place undue reliance on EBITDA or Adjusted EBITDA as measures of operating performance.
A reconciliation of Net loss attributable to Toys“R”Us, Inc. to EBITDA and Adjusted EBITDA for Toys“R”Us, Inc. is as follows:

	13 Weeks Ended		26 Weeks Ended
(In millions)	August 2, 2014	August 3, 2013	August 2, 2014	August 3, 2013
Net loss attributable to Toys“R”Us, Inc.	$(148)	$(113)	$(344)	$(224)

Add:
Income tax expense (benefit)	4	(48)	2	(121)
Interest expense, net	101	115	208	226
Depreciation and amortization	95	95	199	195
EBITDA	52	49	65	76

Adjustments:
Sponsors’ management and advisory fees (a)	6	5	12	11
Litigation expense (b)	—	20	—	20
Severance	4	9	9	13
Store closure costs	(1)	—	4	—
Impairment of long-lived assets (c)	4	1	7	3
Net gains on sales of properties	(3)	(5)	(3)	(7)
Compensation expense (d)	5	(2)	5	(1)
Property losses, net of insurance recoveries (e)	(7)	—	(7)	—
Obsolete inventory clearance (f)	19	—	8	—
Other (g)	2	(3)	2	—
Adjusted EBITDA (h)(i)	$81	$74	$102	$115

A reconciliation of Net loss to EBITDA and Adjusted EBITDA for Toys“R”Us-Delaware, Inc. is as follows:

	13 Weeks Ended		26 Weeks Ended
(In millions)	August 2, 2014	August 3, 2013	August 2, 2014	August 3, 2013
Net loss	$(116)	$(67)	$(240)	$(118)

Add:
Income tax expense (benefit)	9	(29)	9	(60)
Interest expense, net	40	45	83	87
Depreciation and amortization	64	63	137	127
EBITDA	(3)	12	(11)	36

Adjustments:
Sponsors’ management and advisory fees (a)	5	4	11	8
Litigation expense (b)	—	20	—	20
Severance	1	2	6	3
Store closure costs	(1)	(1)	4	2
Impairment of long-lived assets (c)	3	1	6	1
Net gains on sales of properties	(1)	—	(1)	(1)
Compensation expense (d)	4	1	4	2
Property losses, net of insurance recoveries (e)	(7)	—	(7)	—
Obsolete inventory clearance (f)	19	—	8	—
Other (g)	1	(3)	1	(1)
Adjusted EBITDA (h)(i)	$21	$36	$21	$70

(a)	Represents the fees expensed to Bain Capital Partners LLC, Kohlberg Kravis Roberts & Co. L.P., and Vornado Realty Trust (collectively, the “Sponsors”) in accordance with the advisory agreement.

(b)	Represents litigation expenses recognized in fiscal 2013 related to the judgment in the Aleo v. SLB Toys USA, Inc. case.

(c)	Asset impairments primarily due to the identification of underperforming stores and the relocation of certain stores.

(d)
Represents the incremental compensation expense related to certain one-time awards, net of forfeitures of certain officers' awards. Commencing in the second quarter of fiscal 2014, we have revised our definition of Adjusted EBITDA to include the impact of forfeitures of certain officers' awards and have therefore revised our prior year's Adjusted EBITDA.

(e)	Represents property losses and insurance claims recognized.

(f)	Represents an incremental loss on previously identified clearance inventory.

(g)	Represents miscellaneous other charges which were not individually significant for separate disclosure.

(h)
Adjusted EBITDA is defined as EBITDA (earnings before net interest income (expense), income tax expense (benefit), depreciation and amortization), as further adjusted to exclude the effects of certain income and expense items that management believes make it more difficult to assess the Company’s actual operating performance including certain items which are generally non-recurring. We have historically excluded the impact of such items from internal performance assessments. We believe that excluding items such as Sponsors’ management and advisory fees, asset impairment charges, restructuring charges, impact of litigation, noncontrolling interest, net gains on sales of properties and other charges, helps investors compare our operating performance with our results in prior periods. We believe it is appropriate to exclude these items as they are not related to ongoing operating performance and, therefore, limit comparability between periods and between us and similar companies.

(i)
The primary differences between consolidated Toys“R”Us, Inc. Adjusted EBITDA and Toys“R”Us-Delaware, Inc. Adjusted EBITDA are the exclusion of the results of International operations (with the exception of Toys“R”Us-Canada), as well as the inclusion of rent expense payable by Toys“R”Us-Delaware, Inc. to Toys“R”Us Property Company I, LLC (pursuant to a master lease agreement) and income from license fees charged by Toys“R”Us-Delaware, Inc. to foreign affiliates for use of intellectual property.